UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549





                               Form 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934



                       June 29, 1998 (April 15, 1998)
              Date of Report (Date of earliest event reported)



                         Commission File #0-10964

                         MAXWELL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



                  Delaware                       95-2390133
           (State or other jurisdiction         (I.R.S. Employer
           of incorporation)                   Identification No.)

                            9275 Sky Park Court
                        San Diego, California  92123
                  (Address of principal executive offices)

      Registrant's telephone number, including area code: (619) 279-5100

                      Maxwell Technologies, Inc.

                            Form 8-K Index


ITEM 2.   ACQUISITION OF ASSETS

          (a) On April 15, 1998, Maxwell Technologies, Inc. (the "Company" or "Maxwell"), through its Maxwell Technologies Systems Division, Inc. subsidiary, completed the acquisition of certain assets and assumed certain liabilities of the ElectroMagnetic Systems Group of Primex Physics International Company (the "EMS Group" or "Physics International") (a wholly-owned subsidiary of Primex Technologies, Inc.), for a cash purchase price of approximately $10.0 million, substantially all of which was paid at closing. The purchase price was paid out of cash on hand. The acquired assets consist primarily of existing customer contracts and related accounts receivable, property and equipment, inventories, and intellectual property. The Company also assumed substantially all of the current liabilities of Physics International.

          (b) Physics International specializes in high-energy pulsed power technology. In 1997, Physics International had sales of approximately $17.0 million, with the U.S. Department of Defense as its single largest customer. The Company intends to continue such use of the acquired assets.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF OPERATION ACQUIRED.

In accordance with Rule 3-05 of Regulation S-X, audited financial statements for the acquired operation are filed with this report. With the concurrence of the Securities and Exchange Commission, pursuant to Rule 3-13 of Regulation S-X, the audited financial statements of the acquired operation consist of an Audited Statement of Assets Acquired and Liabilities Assumed as of March 29, 1998, Audited Statement of Revenues and Direct Operating Expenses for the Twelve Months Ended March 29, 1998, accompanying explanation and notes, and Report of Ernst & Young LLP, Independent Auditors.

          (b)  PRO FORMA FINANCIAL INFORMATION.

In accordance with Article 11 of Regulation S-X, pro forma financial information is filed with this Report. With the concurrence of the Securities and Exchange Commission, pursuant to Rule 3-13 of Regulation S-X, the pro forma financial information consists of an unaudited pro forma condensed consolidated balance sheet as of April 30, 1998, an unaudited pro forma condensed consolidated statement of operations for the twelve months ended July 31, 1997, an unaudited pro forma condensed consolidated statement of operations for the nine months ended April 30, 1998, and accompanying explanation and notes.

                       Report of Independent Auditors




The Board of Directors
Primex Technologies, Inc.


We have audited the accompanying statement of assets acquired and liabilities assumed of the ElectroMagnetic Systems Group (the "EMS Group") of Primex Physics International Company (a wholly owned subsidiary of Primex Technologies, Inc.) at March 29, 1998 and the related statement of revenues and direct operating expenses for the twelve month period ended March 29, 1998. These statements are the responsibility of the management of Primex Technologies, Inc. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statement of revenues and direct operating expenses were prepared solely to present the revenues and direct operating expenses of the EMS group and are not intended to be a complete presentation of the results of the operations of the EMS Group.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and the liabilities assumed of the EMS Group at March 29, 1998, and the related revenues and direct operating expenses for the twelve month period ended March 29, 1998, in conformity with generally accepted accounting principles.

                                               /s/ERNST & YOUNG LLP

                                                  ERNST & YOUNG LLP

June 18, 1998
San Diego, California


                        The ElectroMagnetic Systems Group
                     of Primex Physics International Company
             (a wholly-owned subsidiary of Primex Technologies, Inc.)

              Statement of Assets Acquired and Liabilities Assumed

                               March 29, 1998

                                (in thousands)

Assets
------

Current assets:
  Cash                                  $        2
  Accounts receivable --net of
    allowance for doubtful
    accounts of $198                         3,584
  Inventories                                  213
  Other current assets                          52
                                        ----------
    Total current assets                     3,851
                                        ----------

Property and equipment--net                  2,456
                                        ----------
      Total assets acquired             $    6,307
                                        ==========

Liabilities
-----------

  Accounts payable                      $      318
  Accrued employee compensation                508
  Accrued rent payable                       1,171
  Accrued warranty                             340
  Other current liabilities                    112
                                        ----------
     Total liabilities acquired              2,449
                                        ----------

     Assets acquired net of
       liabilities assumed              $    3,858
                                        ==========


See accompanying notes to financial statements.





                   The ElectroMagnetic Systems Group
                of Primex Physics International Company
          (a wholly-owned subsidiary of Primex Technologies, Inc.)

           Statement of Revenues and Direct Operating Expenses

                 For the twelve months ended March 29, 1998

                             (in thousands)

Revenues:
  Contract revenue                      $  15,482
  Other revenue                             1,352
                                        ---------
                                           16,834

Direct operating expenses:
  Cost of sales                            13,597
  Selling, general and
    administrative expenses                 4,278
                                        ---------
                                           17,875
                                        ---------
    Revenues less direct
      operating expenses                $  (1,041)
                                        =========



See accompanying notes to financial statements.

                            The ElectroMagnetic Systems Group
                           of Primex Physics International Company
                 (a wholly-owned subsidiary of Primex Technologies, Inc.)

                             Notes to Financial Statements

                                    March 29, 1998



1. BASIS OF PRESENTATION

The ElectroMagnetic Systems Group of Primex Physics International Company (the "EMS Group" or "Physics International"), (a wholly-owned subsidiary of Primex Technologies, Inc.) has operated as a business group of Primex Physics International Company. On April 15, 1998, Maxwell Technologies, Inc. ("Maxwell" or "the Company") through its Maxwell Systems Division, Inc. subsidiary, acquired certain assets and assumed certain liabilities of Physics International. The acquisition was made pursuant to an Asset Purchase Agreement ("the Agreement") dated April 15, 1998. The assets acquired consisted primarily of customer contracts and related accounts receivable, inventories, and property and equipment. Liabilities assumed included accounts payable, accrued salaries and wages, accrued vacation and holiday and certain other current liabilities. The Company did not assume certain liabilities (e.g., retirement and benefit plans, environmental claims, income taxes and certain other accrued employee compensation), and any liability associated with such claims arising from the operations of Physics International prior to March 29, 1998 (the effective date of the acquisition) is excluded from these statements.

Physics International specializes in high-energy pulsed power technology. Historically, it has had no separate legal status as it operated as a group within Primex Physics International Company (Primex Physics International Company is an immaterial wholly-owned subsidiary of Primex Technologies, Inc.) As a result, separate financial statements have not been maintained for Physics International.

The accompanying statements have been prepared from the historical accounting records of Primex Physics International Company and present the assets acquired and the liabilities assumed as of March 29, 1998, and the revenues and direct operating expenses of Physics International for the twelve months ended March 29, 1998, including allocations of certain common expenses based upon selected criteria, as defined (Note 2). Since only certain assets of Physics International have been acquired and only certain liabilities assumed, statements of financial position and cash flows are not applicable. In addition, the statement of revenues and direct operating expenses does not include income tax expense, as this expense was determined at the consolidated level of Primex Technologies, Inc. The accompanying statement of revenues and direct operating expenses was prepared to present the net revenues and direct operating costs of Physics International.

As a result, the accompanying financial statements are not intended to be a complete presentation of Physics International's results of operations and they do not purport to reflect the revenues and direct operating expenses that would have resulted if Physics International had operated as an unaffiliated independent entity.

The preparation of these statements requires the use of management estimates, which may vary from actual results.

2. SIGNIFICANT ACCOUNTING POLICIES

ALLOCATION OF EXPENSES

Various administrative services were provided to all business groups of Primex Physics International Company on a combined basis, including data processing, finance and accounting, facilities, personnel and other services. In addition, certain other costs were allocated to Physics International from the parent company, Primex Technologies, Inc. For purposes of the accompanying Statement of Revenues and Direct Operating Expenses, such expenses were charged on the basis of direct usage when identifiable, with the remainder allocated among the Primex Physics International Company's businesses on the basis of their respective revenues, headcount, or level of effort. An occupancy charge (consisting of depreciation, rent, property taxes and the like) for shared facilities occupied by Physics International was allocated based on square footage used. In the opinion of management of Primex Physics International Company, these methods of allocation are reasonable.

ACCOUNTS RECEIVABLE

As of March 29, 1998, accounts receivable consisted of the following (in thousands):

Billed                            $  1,095
Unbilled                             2,687
                                  --------
                                     3,782
Less: allowance for
  doubtful accounts                   (198)
                                  --------
                                  $  3,584
                                  ========

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets. Leasehold improvements are amortized over the estimated useful life of the improvement, or the term of the lease, whichever is shorter.

The cost and accumulated depreciation and amortization of property and equipment acquired are summarized as follows as of March 29, 1998 (in thousands):

Leasehold improvements            $  2,968
Machinery and equipment              3,482
Office furniture and equipment       3,620
                                  --------
                                    10,070
Less: Accumulated depreciation
  and amortization                  (7,703)
                                  --------
                                     2,367
Construction in progress                89
                                  --------
                                  $  2,456
                                  ========

INVENTORIES

Inventories (stated at the lower of average costs or market) acquired consisted of the following as of March 29, 1998 (in thousands):

Raw materials and purchased
  parts                           $    192
Work in progress                        21
                                  --------
  Total                           $    213
                                  ========

REVENUE RECOGNITION

The majority of the revenues of Physics International result from contracts with agencies of the U. S. Government (principally, the Department of Defense). Physics International recognizes substantially all revenues from short-term fixed priced contracts upon shipment of products or completion of services. Revenues, including estimated profits, on long-term fixed price contracts are recognized as costs are incurred under the percentage-of-completion method. Revenues, including fees earned, on cost plus contracts are also recognized as costs are incurred. Contract revenue is reflected in sales and includes amounts received from the U. S. Government and commercial customers from the funded research and development efforts of Physics International. Provisions are made on a current basis to fully recognize any anticipated losses on contracts. Revenues are based on the current direct operating expenses and this may have resulted in increased revenues (based on increased costs) had Physics International operated as a stand-alone entity.

DIRECT OPERATING EXPENSES

Direct operating expenses include the direct costs of contracts and costs related to product shipments included in revenues of Physics International, including direct labor, direct materials and allocated overhead costs. Total direct operating expenses are not necessarily indicative of the costs that would have been incurred had Physics International operated as a stand-alone operation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. As a result, estimates are required to provide for percentage of completion, warranty costs, inventory obsolescence as well as other matters. Historically, actual amounts have not varied from estimated amounts.

3.  LOSS ON LONG-TERM FIXED CONTRACT

During the twelve months ended March 29, 1998, Physics International recorded charges of approximately $1.3 million to provide for losses and estimated warranty costs on an overseas contract for customized testing equipment, which was substantially complete as of March 29, 1998.

4. LEASES

Physics International's sole operating facility, which also served as its headquarters, is a leased facility in San Leandro, California. The term of this operating lease ends in 2006. Rental expense associated with this lease for the year ended March 29, 1998 was approximately $1,536,000.

Future minimum rental commitments on its facilities lease are as follows in periods ending March 29 (in thousands): (Certain of these costs will be offset by existing subleases).

           1999                   $  1,639
           2000                      1,643
           2001                      1,640
           2002                      1,641
           2003                      1,638
           Thereafter                6,515
                                  --------
                                  $ 14,716
                                  ========

5. YEAR 2000 (Unaudited)

The Physics International currently has software and hardware which is not year 2000 compliant. Physics International, in coordination with Maxwell Technologies, Inc., has implemented plans to ensure its year 2000 compliance. These plans include the conversion to software and hardware programs that are year 2000 compliant. In addition, Physics International is working with its vendors and customers to ensure year 2000 compliance. Any changes would be done in the normal course of business during 1998 and 1999 at minimal increment costs. As a result, Physics International does not expect the year 2000 issue to have a significant impact on its operations.


                             Maxwell Technologies, Inc.

             Pro Forma Condensed Consolidated Balance Sheet -- unaudited

                                 (in thousands)

                                  Maxwell          Physics
                                Technologies    International  Pro Forma(1)  Pro Forma(2)       Total
                               April 30, 1998  March 29, 1998  Adjustments   Adjustments      Pro Forma
                               --------------  --------------  ------------  ------------     ---------
Assets
------
Current assets:
  Cash and cash equivalents    $       29,645  $            2  $    10,173   $   (10,175) (F) $   29,645
  Accounts receivable --net            34,232           3,584       (3,497)         (275) (A)     34,044
  Inventories                          13,948             213         (212)           --          13,949
  Prepaid expenses and other            2,200              52         (111)           --           2,141
  Deferred income taxes                   161              --           --            --             161
                               ---------------  --------------  -----------  ------------     ----------
    Total current assets               80,186           3,851        6,353       (10,450)         79,940
                               ---------------  --------------  -----------  ------------     ----------

Property and equipment--net            22,332           2,456       (2,338)         (118) (C)     22,332
Goodwill and other intangibles,
  and other assets                      5,688              --       (3,530)        3,586  (B)      5,744
                               ---------------  --------------  -----------  ------------     ----------
                               $      108,206   $       6,307   $      485   $    (6,982)     $  108,016
                               ===============  ==============  ===========  ============     ==========

Liabilities and Stockholders' Equity
------------------------------------
Current liabilities:
  Accounts payable and other   $       23,420   $       1,941   $   (1,401)  $      (824) (D) $   23,136
  Accrued employee
    compensation                        6,621             508         (564)          150  (E)      6,715
  Current portion of long-
    term debt                              81              --           --            --              81
                               ---------------  --------------  -----------  ------------      ----------
    Total current liabilities          30,122           2,449       (1,965)         (674)         29,932
                               ---------------  --------------  -----------  ------------      ----------

Long-term debt                            447              --           --            --             447
Minority interest                       1,605              --           --            --           1,605

Stockholders' equity:
  Common stock                            843              --           --            --             843
  Additional paid-in capital           73,662              --           --            --          73,662
  Deferred compensation                  (466)             --           --            --            (466)
  Retained earnings                     1,993              --        2,450        (2,450) (B)      1,993
                               ---------------  --------------  -----------  ------------     -----------
                                       76,032              --        2,450        (2,450)         76,032
                               ---------------  --------------  -----------  ------------     -----------
                               $      108,206   $       2,449   $      485   $    (3,124)     $  108,016
                               ===============  ==============  ===========  ============     ===========



See accompanying notes to pro forma financial statements.

                              Maxwell Technologies, Inc.

     Pro Forma Condensed Consolidated Statement of Operations -- unaudited

                       (in thousands, except per share data)

                          Maxwell         Physics
                        Technologies   International
                       --------------  --------------
                             Nine Months Ended          Pro Forma      Total
                       ------------------------------
                       April 30, 1998  March 29, 1998  Adjustments    Pro Forma
                       --------------  --------------  -----------    ---------

Sales                  $      89,589   $      12,675   $       --     $ 102,264
Cost of sales                 59,543          10,294           --        69,837
                       --------------  --------------  -----------    ----------
    Gross profit              30,046           2,381           --        32,427
                       --------------  --------------  -----------    ----------
Operating expenses:
  Selling, general
    and administrative        19,342           2,463          329 (A)    22,134
  Acquired in-process
    technology and
    other restructure
    related charges            8,942              --           --         8,942
  Research and
    development
    expenses                   5,885             521           --         6,406
                       --------------  --------------  -----------    ----------
    Total operating
      expenses                34,169           2,984          329        37,482
                       --------------  --------------  -----------    ----------
Operating income (loss)       (4,123)           (603)        (329)       (5,055)
Interest expense                 160              --           --           160
Other -- net                  (1,070)             --          375 (B)      (695)
                       --------------  --------------  -----------    ----------
Income (loss) before
  income taxes and
  minority interest           (3,213)           (603)        (704)       (4,520)
Income tax provision              74              --           --            74
Minority interest in
  income (loss) of
  subsidiary                     (24)             --           --           (24)
                       --------------  --------------  ------------    ---------
     Net income (loss) $      (3,263)  $        (603)  $     (704)     $ (4,570)
                       ==============  ==============  ============    =========

Earnings (loss) per
  share:  Basic        $       (0.44)                                  $  (0.62)
                       ==============                                  =========

Earnings (loss) per
  share:  Diluted      $       (0.44)                                  $  (0.62)
                       ==============                                  =========

Weighted average
  shares used to
  calculate:
    Basic earnings
      (loss) per share         7,421                                      7,421
                       ==============                                  =========

    Diluted earnings
      (loss) per share         7,421                                      7,421
                       ==============                                  =========



See accompanying notes to pro forma financial statements.

                       Maxwell Technologies, Inc.

      Pro Forma Condensed Consolidated Statement of Operations -- unaudited

                  (in thousands, except per share data)


                          Maxwell         Physics
                        Technologies   International
                       --------------  -------------
                             Twelve Months Ended        Pro Forma      Total
                       -----------------------------
                        July 31, 1997  June 30, 1997   Adjustments    Pro Forma
                       --------------  -------------   -----------    ---------

Sales                  $     101,411   $     16,383    $       --     $ 117,794
Cost of sales                 70,107         12,835            --        82,942
                       -------------  --------------  ------------    ----------
    Gross profit              31,304          3,548            --        34,852
                       -------------  --------------  ------------    ----------
Operating expenses:
  Selling, general
    and administrative        21,900          2,818           389 (A)    25,107
  Research and
    development
    expenses                   5,303          1,415            --         6,718
                       --------------  -------------  ------------    ----------
    Total operating
      expenses                27,203          4,233           389        31,825
                       --------------  -------------  ------------    ----------
Operating income (loss)        4,101           (685)         (389)        3,027
Interest expense                 173             --            --           173
Other -- net                    (150)            --           500 (B)       350
                       --------------  -------------  ------------    ----------
Income (loss) before
  minority interest            4,078           (685)         (889)        2,504
Minority interest in
  net income (loss) of
  subsidiary                      54             --            --            54
                       --------------  -------------  ------------    ----------
     Net income (loss) $       4,024   $       (685)  $      (889)    $   2,450
                       ==============  =============  ============    ==========

Earnings (loss) per
  share:  Basic        $        0.68                                  $    0.41
                       ==============                                 ==========

Earnings (loss) per
  share:  Diluted      $        0.60                                  $    0.37
                       ==============                                 ==========

Weighted average
  shares used to
  calculate:
    Basic earnings
      (loss) per share         5,949                                      5,949
                       ==============                                 ==========

    Diluted earnings
      (loss) per share         6,644                                      6,644
                      ==============                                  ==========



See accompanying notes to pro forma financial statements.

                    MAXWELL TECHNOLOGIES, INC.

              NOTES TO PRO FORMA FINANCIAL STATEMENTS

                          (UNAUDITED)




DESCRIPTION

The ElectroMagnetic Systems Group of Primex Physics International Company (the "EMS Group" or "Physics International"), (a wholly-owned subsidiary of Primex Technologies, Inc.) has operated as a business group of Primex Physics International Company. On April 15, 1998, Maxwell Technologies, Inc. ("Maxwell" or "the Company") through its Maxwell Systems Division, Inc. subsidiary, acquired certain assets and assumed certain liabilities of Physics International. The acquisition was made pursuant to an Asset Purchase Agreement ("the Agreement") dated April 15, 1998. The assets acquired consisted primarily of customer contracts and related accounts receivable, inventories, and property and equipment. Liabilities assumed included accounts payable, accrued salaries and wages, accrued vacation and holiday and certain other current liabilities. The Company did not assume certain liabilities (e.g., retirement and benefit plans, environmental claims, income taxes and certain other accrued employee compensation), and any liability associated with such claims arising from the operations of Physics International prior to March 29, 1998 (the effective date of the acquisition) is excluded from these statements.

The acquisition is being accounted for as a purchase and the allocation of the purchase price and related acquisition costs is subject to adjustment based upon refinements in the application of purchase method accounting and the final determination of the purchase price.

The pro forma financial statements have been prepared by the Company's management based upon the financial statements of Physics International included in this Form 8-K/A. These pro forma financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deemed appropriate. Final purchase accounting adjustments will be made on the basis of appraisals and more complete evaluations and, therefore, may differ from the pro forma adjustments presented herein. The pro forma condensed consolidated financial statements should be read in conjunction with the Company's consolidated historical financial statements and notes thereto, contained in the Company's Annual Report on Form 10-K for the year ended July 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and the Physics International audited Statement of Assets Acquired and Liabilities Assumed as of March 29, 1998 and Statement of Revenues and Direct Operating Expenses for the twelve months ended March 29, 1998 and related footnotes contained in this Form 8-K/A. The Company's future historical consolidated financial statements will reflect the acquisition of Physics International as of March 29, 1998.

The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of the Company's latest interim balance sheet, April 30, 1998.

The unaudited pro forma consolidated statement of operations for the year ended July 31, 1997, includes the results of operations of Physics International for the twelve months ended June 30, 1997. The unaudited pro forma consolidated statement of operations for the nine months ended April 30, 1998, includes the results of operations of Physics International for the nine months ended March 29, 1998. These statements were prepared by taking into consideration only those transactions known to be occurring, and having continuing impact to operations as a result of the acquisition.


Notes to Pro Forma Consolidated Condensed Balance Sheet:
--------------------------------------------------------

(1) Represents the adjustment to remove the opening balances, which had already been included in the Company's April 30, 1998 consolidated condensed balance sheet.

(2)  Other Pro Forma Adjustments:

     (A) Pro Forma adjustment to reflect the estimated unrecoverable and uncollectible receivables primarily resulting from unbilled revenues related to unfavorable indirect rate variances on U. S. Government contracts. It was the policy of Physics International to record revenues based on actual rates, and adjustments would subsequently be made if the U. S. Government did not later approve such rates. Maxwell, on the other hand, generally records costs, and therefore, revenues based on the lower of approved provisional indirect rates or actual rates incurred. Revenue adjustments reflecting actual rates in excess of provisional rates are not recorded until the U. S. Government approves such rates. Therefore the pro forma adjustments are necessary to conform to the Company's accounting policies.

     (B) This adjustment reflects the goodwill recognized upon the acquisition of certain assets and the assumption of certain liabilities of Physics International ($6.1 million), less amounts charged to expense by Maxwell during the quarter ended April 30, 1998, which reflects the estimated value of acquired in-process technology ($2.45 million). This adjustment represents the estimated decrease in net book value for fixed assets based upon a physical inventory and preliminary analysis of fair market value. Final analysis is not yet completed, and final adjustment may differ from this pro forma adjustment.

     (C) This adjustment reflects the decrease in accrued rent payable and other accruals to conform straight-line lease payments to generally accepted accounting principles after acquisition and assumption of the facility lease.

     (D) This adjustment reflects Maxwell's portion of an employment bonus to be paid to certain employees of Physics International in accordance with the Asset Purchase Agreement.

     (E) This adjustment reflects the consideration paid for the net assets of Physics International, which consisted of $10 million cash from cash on hand, and acquisition costs of approximately $175,000.

Notes to Pro Forma Consolidated Condensed Statement of Operations:
------------------------------------------------------------------


(A) This adjustment represents the pro forma goodwill amortization assuming the acquisition occurred as of the beginning of the periods reflected in the statement of operations (based on a goodwill balance of $3,586, amortized over a period of 15 years.) In addition, also an adjustment to reflect Maxwell's portion of the employment bonus to be paid to certain employees of Physics International in accordance with the Asset Purchase Agreement. (See note (D) to Consolidated Condensed Pro Forma Balance Sheet).

(B) This adjustment reflects the reduction in interest income at average rates the Company would have foregone, assuming the acquisition occurred as of the beginning of the period covered in the financial statements.